COASTAL BANKING COMPANY, INC.

Exhibit 32

              Section 1350 Certifications.

COASTAL BANKING COMPANY, INC.

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Coastal Banking Company, Inc. (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This 17th day of May, 2004.

/s/  RANDOLPH C. KOHN
Randolph C. Kohn, President, Chief Executive Officer and Director

/s/  CHARLIE T. LOVERING, JR.
Charlie T. Lovering, Jr., Chief Financial Officer